UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2021

VERIS RESIDENTIAL, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400

Jersey City, New Jersey 07311

(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

MACK-CALI REALTY CORPORATION

(former name or former address, if changed since last report)

VERIS RESIDENTIAL, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400

Jersey City, New Jersey 07311

(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	VRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into A Material Definitive Agreement.

On December 13, 2021, Veris Residential, Inc. (the “Company”) and Veris Residential, L.P., the operating partnership through which the Company conducts its business (the “Operating Partnership”), entered into a distribution agreement (the “Distribution Agreement”) with J.P. Morgan Securities LLC, BofA Securities, Inc., BNY Mellon Capital Markets, LLC, Capital One Securities, Inc., Comerica Securities, Inc., Goldman Sachs & Co. LLC, R. Seelaus & Co., LLC and Samuel A. Ramirez & Company, Inc., as sales agents (each, a “Sales Agent” and collectively, the “Sales Agents”). Pursuant to the Distribution Agreement, the Company may issue and sell, from time to time, shares of common stock, par value $0.01 per share, having a combined aggregate offering price of up to $200 million (the “Shares”). The Distribution Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Shares will be offered and sold through the Sales Agents over a period of time and from time to time in transactions that are deemed to be “at the market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, at then-current market prices or in other transactions permitted by law, pursuant to the Distribution Agreement, and only one of the Sales Agents may sell the Shares on a particular day or specified period of days. The Company is not obligated to sell, and none of the Sales Agents are obligated to buy or sell, any Shares under the Distribution Agreement. The Company shall specify to the applicable Sales Agent (i) the date or dates on which the Shares may be sold, (ii) the maximum number of Shares or maximum dollar amount worth of Shares to be sold on, or over the course of, such date(s) and (iii) the minimum price below which sales may not be made. Under the Distribution Agreement, the Company may also sell Shares to a Sales Agent as principal for its own account, at a price to be agreed upon at the time of sale. If the Company sells Shares to a Sales Agent as principal, it will enter into a separate terms agreement with such Sales Agent.

The Company will pay each Sales Agent a commission that will not exceed, but may be lower than, 2% of the gross proceeds of all Shares sold through such Sales Agent under the Distribution Agreement and will reimburse the Sales Agents for certain expenses incurred in connection with their services under the Distribution Agreement. The Company intends to use the net proceeds from the sale of the Shares from time to time for general corporate purposes, which may include repaying indebtedness (including amounts outstanding from time to time under the Company and Operating Partnership’s revolving credit and term loan agreement dated as of May 6, 2021, for the Company and Operating Partnership’s $250 million senior secured revolving credit facility (the “Revolving Credit Facility”)), and working capital.

Affiliates of certain of the Sales Agents in the offering are lenders and, in certain cases, agents, under the Revolving Credit Facility. To the extent the Company uses net proceeds from the offering to repay indebtedness under the Revolving Credit Facility, such affiliates may receive proceeds from the offering. Each of the Sales Agents and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company, the Operating Partnership or their respective affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Item 8.01	Other Events

The Shares will be issued pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3/ASR (File No. 333-236698), filed on February 27, 2020 with the Securities and Exchange Commission (the “SEC”). In connection with the offering contemplated by the Distribution Agreement, the Company has filed with the SEC a prospectus supplement, dated December 13, 2021, to the prospectus dated February 27, 2020 that is part of the Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Title

1.1	Distribution Agreement, dated December 13, 2021, among Veris Residential, Inc., Veris Residential, L.P., J.P. Morgan Securities LLC, BofA Securities, Inc., BNY Mellon Capital Markets, LLC, Capital One Securities, Inc., Comerica Securities, Inc., Goldman Sachs & Co. LLC, R. Seelaus & Co., LLC and Samuel A. Ramirez & Company, Inc.

5.1	Opinion of Ballard Spahr LLP.

23.1	Consent of Ballard Spahr LLP (included as part of Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIS RESIDENTIAL, INC.

Dated: December 13, 2021	By:	/s/ Gary T. Wagner
Gary T. Wagner
General Counsel and Secretary

VERIS RESIDENTIAL, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: December 13, 2021		By:	/s/ Gary T. Wagner
Gary T. Wagner
General Counsel and Secretary